UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 5, 2005

VISTACARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50118	06-1521534

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road, Suite 5000, Scottsdale, Arizona	85251

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(480) 648-4545

None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2005, the Board of Directors of VistaCare, Inc. (the “Registrant”) approved accelerating the vesting of all out-of-the-money, unvested options to purchase the Registrant’s common shares held by current employees, including affected executive officers’ options. No options held by non-employee directors were subject to the acceleration. All options priced above $17.51, the closing price of the Registrant’s common shares on May 4, 2005, were considered to be out-of-the-money. The following table summarizes the options subject to acceleration:

	Number of	Exercise Price
Holder of Incentive Stock Options	Accelerated Options	Per Share

Executive Officers:
Hughes, Carla	60,000	$34.09
Lewis, Stephen	15,000	34.09
Watson, Ron	32,000	36.20
Berry, Roseanne	25,000	34.09
Steging, Jon	16,000	36.25
Crisci, John	16,000	23.41
Crisci, John	15,000	34.09

All executive officers as a group (weighted average exercise price)	179,000	33.71
All other employees (weighted average exercise price)	434,624	28.06

Total Incentive Stock Options (weighted average exercise price)	613,624	$29.71

The acceleration of these options eliminates future compensation expense that the Registrant would otherwise recognize in its income statement with respect to these options upon the effectiveness of Statement of Financial Accounting Standards No. 123 (Revised), “Share-Based Payment” in October 2005. Assuming that no holders of incentive stock options elect to decline the acceleration, the maximum future expense that is eliminated is approximately $4.6 million. This amount will be reflected in pro forma footnote disclosure in the Registrant’s fiscal 2005 financial statements, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At a meeting of the Registrant’s Board of Directors held on May 5, 2005, the directors elected Jack A. Henry and James C. Crews as new board members to fill vacancies created by the departure of two directors on that day. Mr. Henry filled the vacancy created by the retirement of William J. McBride, and will serve the remainder of the Class II Director term, which ends on the date of the annual meeting of stockholders in 2007. Mr. Henry will serve on the Registrant’s Audit Committee and Investment Committee. Mr. McBride announced his retirement after nearly 10 years of service, to be able to devote time to his family, and other personal and business matters. Mr. McBride served as Chairman of the Registrant’s Audit Committee and as a member of its Investment Committee. Mr. Crews filled the vacancy created by the resignation of David W. Faeder, and will serve the remainder of the Class I Director term, which ends on the date of the annual meeting of stockholders in 2006. Mr. Crews will serve on the Registrant’s Audit, Compensation and Investment Committees. Mr. Faeder announced his resignation due to changed circumstances of his business activities, including the need to devote more time to his new business venture. Mr. Faeder served as Chairman of the Registrant’s Investment Committee and as a member of its Nominating and Corporate Governance Committee.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTACARE, INC.

Date: May 11, 2005	/s/ Stephen Lewis

Name: Stephen Lewis Title: Secretary

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